UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2024
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Clearwater Analytics Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40838	87-1043711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W. Main Street Suite 900 Boise, Idaho	83702
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 208 433-1200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	CWAN	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 4, 2024 (the “Effective Date”), Clearwater Analytics Holdings, Inc. (the “Company”) entered into Amendment No. 1 to the Tax Receivable Agreement (the “Amendment”), by and among the Company, CWAN Holdings, LLC (“OpCo”) and certain investment vehicles affiliated with the firm Welsh, Carson, Anderson & Stowe (“Welsh Carson”), certain investment vehicles affiliated with the firm Permira Advisers LLC (“Permira”) and certain investment vehicles affiliated with the firm Warburg Pincus LLC (“Warburg Pincus” and, together with Welsh Carson and Permira, the “Principal Equity Owners”), which amends the Tax Receivable Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “TRA”), dated as of September 28, 2021, by and among the Company, OpCo and the affiliates of the Principal Equity Owners and other entities party thereto as TRA Parties (as defined in the TRA). The TRA was originally entered into in connection with the Company’s initial public offering and the accompanying reorganization transactions.
Pursuant to the Amendment, the TRA will be amended to provide for the payment of one-time settlement payments (each, a “Settlement Payment” and collectively, the “Settlement Payments”) in a gross amount of approximately $72.5 million, inclusive of approximately $69.2 million to be paid to the TRA Parties (net of the TRA Bonus Payments) and approximately $3.3 million in cash bonus payments (the “TRA Bonus Payments”) to be paid to certain executive officers of the Company pursuant to Tax Receivable Agreement Bonus Letters, each dated as of September 28, 2021, by and among the Company and such executive officers (the “TRA Bonus Recipients”) which TRA Bonus Payments are triggered under the TRA Bonus Agreements by the payment of the Settlement Payments to the TRA Parties, as consideration for the complete and full termination of the Company’s payment obligations (past, current and future) under the TRA and the relinquishing of all payment rights (past, current and future) of the TRA Parties under the TRA (the payment of the Settlement Payments and the consummation of the other transactions contemplated by the Amendment, including the payment of TRA Bonus Payments, the “TRA Buyout”). The aggregate amount of Settlement Payments is inclusive of $28.8 million in TRA liabilities reported on the Company’s balance sheet as of September 30, 2024.
The effectiveness of the Amendment is conditioned on the satisfaction or waiver (solely in the case of condition (ii)), to the extent permitted by applicable law, of the following conditions: (i) the adoption and approval of the Amendment by the affirmative vote of Unaffiliated Stockholders (as defined below) representing a majority of the outstanding shares of the Company’s common stock held by Unaffiliated Stockholders; and (ii) no governmental authority having jurisdiction over the TRA or the Company having issued any order or other action that is in effect restraining, enjoining or otherwise prohibiting the effectiveness of the Amendment and no applicable law being in effect which makes the effectiveness of the Amendment illegal or otherwise prohibited. For the purpose of the Amendment, “Unaffiliated Stockholders” refers to the stockholders of the Company, other than (i) the TRA Parties; (ii) any members of the board of directors of the Company (the “Board”) who are employees of a TRA Party or its affiliates; (iii) any “officer” of the Company (as defined in Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, without duplication, any TRA Bonus Recipient; and (iv) any member of any of the foregoing’s “immediate family” (as defined in Rule 16a-1 of the Exchange Act), or any “affiliate” or “associate” (each, as defined in Rule 12b-2 of the Exchange Act) of any of the foregoing.
The Settlement Payments to be made by the Company will be funded by a cash distribution by OpCo to owners of its limited liability company units (the “LLC Units”) in an aggregate amount equal to approximately $81.6 million, of which $72.5 million will be distributed to the Company and approximately $9.0 million will be distributed to certain affiliates of Welsh Carson, each in their capacities as owners of OpCo’s LLC Units.
The terms of the Amendment were negotiated and approved by a special committee of the Company’s Board (the “Special Committee”) composed exclusively of independent and disinterested directors who are independent of, and not affiliated with, the Principal Equity Owners or their respective affiliates.
The description of the Amendment above is a summary and is qualified in its entirety by the complete text of the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01. The Amendment and the summary set forth in this Current Report on Form 8-K should be read in conjunction with the other information regarding the Amendment and the TRA Buyout that will be contained in, or incorporated by reference into, the proxy statement (the “Proxy Statement”) that the Company will be filing in connection with the Amendment and the TRA Buyout.
Item 1.02 Termination of a Material Definitive Agreement.
The description of the circumstances surrounding the TRA Buyout in Item 1.01 above are incorporated by reference into this Item 1.02. Under the TRA, the Company was generally required to pay the TRA Parties cash payments equal to 85% (less payments made under the TRA Bonus Agreements) of the amount of any tax benefits that the Company actually realizes, or in some cases is deemed to realize, as a result of (i) the Company’s allocable share of the Blocker’s (as defined in the TRA) share of existing tax basis acquired in connection with the Company’s initial public offering and reorganizational transactions related thereto and certain tax attributes of the Blockers, including net operating losses; (ii) certain increases in the tax basis of assets of OpCo and its subsidiaries resulting from purchases or exchanges of OpCo limited liability company units; (iii) payments made under the TRA Bonus Agreements; and (iv) certain other tax benefits related to the Company’s entry into the TRA, including tax benefits attributable to certain payments that the Company makes under the TRA.
The term of the TRA commenced upon the completion of the Company’s initial public offering and would have continued until all such tax benefits had been utilized or expired, unless the Company exercised its rights to terminate the TRA or payments under the TRA were accelerated in the event of a change of control or if the Company materially breached any of its material obligations under the TRA. Upon the consummation of the TRA Buyout following the effectiveness of the Amendment, the TRA Parties will have no further rights to receive payments (past, current or future) under the TRA and the Company will have no further payment obligations (past, current or future) to the TRA Parties under the TRA. If the Amendment does not come into effect and the TRA Buyout is not consummated, the TRA will remain in place, unchanged by the Amendment, and the Company shall continue to be subject to the obligations set forth therein to make payments to the TRA Parties in accordance with the existing terms and provisions of the TRA.
Item 2.02 Results of Operations and Financial Condition.
On November 6, 2024, the Company issued a press release announcing its results for the third quarter ended September 30, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly provided by specific reference in such a filing.
The Company is making reference to non-GAAP financial information in both the press release and its earnings call. Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the attached press release.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements relating to the timing of the effectiveness of the Amendment and the consummation of the TRA Buyout, statements relating to the expected benefits of the TRA Buyout and statements relating to the Company's expected performance in future periods. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results and events are subject to risks and uncertainties that could cause them to differ materially from those anticipated by the Company, including risks that the Company may not be able to satisfy the conditions to the effectiveness of the Amendment, including the requirement to obtain the approval of the Company's Unaffiliated Stockholders, risks related to the disruption of management's attention from the Company's ongoing business operations due to the TRA Buyout, risks related to the significant transaction costs to be paid in connection with the TRA Buyout and their impact on the Company's financial condition, risks of legal proceedings that may arise as a result of the TRA Buyout and changes in applicable laws or fluctuations in the Company's taxable income that could impact the Company's ability to realize the anticipated benefits from the TRA Buyout. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 29, 2024, the Proxy Statement to be filed by the Company in connection with the TRA Buyout, and in other periodic reports the Company files with the SEC. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.
Additional Information and Where to Find It

In connection with the Amendment and the TRA Buyout, the Company will file relevant materials with the SEC, including a Proxy Statement on Schedule 14A relating to a special meeting of its stockholders. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Amendment and the TRA Buyout. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE AMENDMENT AND THE TRA BUYOUT AND RELATED MATTERS. Investors will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company’s website at https://https://investors.clearwateranalytics.com/overview/default.aspx.
Participants in the Solicitation
The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Amendment and the TRA Buyout. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the TRA Buyout, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024, or in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024, and in other documents filed by the Company with the SEC. You can obtain free copies of these documents from the Company using the contact information above.
Item 9.01 Financial Statements and Exhibits.
(d):The following exhibits are being filed herewith:

Exhibit Number	Description
10.1*	Amendment No. 1 to the Tax Receivable Agreement, dated November 4, 2024, by and among the Company, OpCo and certain affiliates of the Principal Equity Owners
99.1	Press release entitled "Clearwater Analytics Announces Third Quarter 2024 Financial Results" dated November 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clearwater Analytics Holdings, Inc.

Date:	November 6, 2024	By:	/s/ Jim Cox
Jim Cox, Chief Financial Officer